[ALLETE LOGO]                           For Release:        October 18, 2000
                                        Contact:            Terry Johnson
  NEWS                                                      (218) 723-3934
                                                            tmjohnson@allete.com

                                        Investor contact:   Tim Thorp
                                                            (218) 723-3953
                                                            tthorp@allete.com

            ALLETE THIRD QUARTER EARNINGS ON TARGET; ANNUAL EARNINGS
            --------------------------------------------------------
                   GROWTH TARGET HIKED TO 12 PERCENT FOR 2001
                   ------------------------------------------

ALLETE (NYSE: ALE) today reported third quarter earnings of 50 cents per share, meeting analysts' expectations and matching last year's strong third quarter results.

Third quarter net income was $35 million on quarterly revenue of $323.5 million compared to net income of $34.5 million on revenue of $308 million a year ago.

"We are on track to achieve our target of 10 percent annual earnings growth for 2000," said Edwin L. Russell, chief executive officer of ALLETE. "Equally important, our automotive acquisitions have positioned us to grow earnings by 12 percent in 2001." Russell noted that ADESA recently acquired 24 auto auctions in three different transactions. Based on twelve-month-ended historical data, the newly acquired auctions sold about 600,000 vehicles, generating revenue of approximately $200 million.

AUTOMOTIVE SERVICES continued its double-digit growth in net income. The number of vehicles sold at ADESA auctions increased 23 percent. Same store growth increased 13 percent as measured by earnings before interest, taxes, depreciation, amortization and lease expense. Vehicles financed by Automotive Finance Corporation were up 6.5 percent over the same period last year. In addition, AFC's loan portfolio is up 15 percent over 1999 to $395 million.

Third quarter net income from INVESTMENTS was lower than 1999 because of two large real estate transactions that occurred last year. Overall, year-to-date results for real estate are ahead of last year, although they typically vary from quarter to quarter, depending on the timing of major transactions. Net income from the company's securities portfolio and emerging technology investments posted strong increases over last year.

In ENERGY SERVICES, sales to industrial, commercial and residential customers were up 13 percent and exceeded record levels that were achieved in 1999. Net income, however, declined by $7.2 million due in large part to a lack of demand in the region's power market as a result of more moderate summer weather. Transmission constraints were also a factor.

Net income from WATER SERVICES was steady.

                                    - more -



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ALLETE News Release                                                       Page 2
--------------------------------------------------------------------------------

ALLETE is a multi-services company with corporate headquarters in Duluth, Minnesota. Holdings include the second largest wholesale automobile auction network in North America; the leading provider of independent auto dealer inventory financing; the largest investor-owned water utilities in Florida and North Carolina; significant real estate holdings in Florida and a low-cost electric utility that serves some of the largest industrial customers in the United States.

The statements contained in this release and statements that the company may make orally in connection with this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties and investors are directed to the risks discussed in documents filed by the company with the Securities and Exchange Commission.

                                       ###




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            ALLETE - 30 West Superior Street, Duluth, Minnesota 55802
                                 www.allete.com

ALLETE News Release                                                       Page 3
--------------------------------------------------------------------------------


                                                      ALLETE
                                         CONSOLIDATED STATEMENT OF INCOME
                                 FOR THE PERIODS ENDED SEPTEMBER 30, 2000 AND 1999
                                         Millions Except Per Share Amounts

                                                                     Quarter Ended              Year to Date
                                                                   2000         1999          2000         1999
----------------------------------------------------------------------------------------------------------------
OPERATING REVENUE
     Energy Services                                              $146.1       $154.8        $426.6       $422.3
     Automotive Services                                           137.4        105.5         386.6        306.3
     Water Services                                                 30.2         31.1          89.9         85.4
     Investments                                                     9.8         16.6          70.0         30.9
                                                                  ------       ------        ------       ------
         Total Operating Revenue                                   323.5        308.0         973.1        844.9
                                                                  ------       ------        ------       ------
OPERATING EXPENSES
     Fuel and Purchased Power                                       61.7         54.9         171.6        154.8
     Operations                                                    196.7        180.4         595.8        515.3
     Interest Expense                                               15.7         15.1          47.2         43.7
                                                                  ------       ------        ------       ------
         Total Operating Expenses                                  274.1        250.4         814.6        713.8
                                                                  ------       ------        ------       ------
OPERATING INCOME BEFORE CAPITAL RE AND ACE                          49.4         57.6         158.5        131.1

INCOME (LOSS) FROM INVESTMENT IN CAPITAL RE AND
    RELATED DISPOSITION OF ACE                                         -          0.3          48.0        (15.5)
                                                                  ------       ------        ------       ------
OPERATING INCOME                                                    49.4         57.9         206.5        115.6

DISTRIBUTIONS ON REDEEMABLE
    PREFERRED SECURITIES OF SUBSIDIARY                               1.5          1.5           4.5          4.5
INCOME TAX EXPENSE                                                  12.9         21.9          72.4         53.8
                                                                  ------       ------        ------       ------
NET INCOME                                                        $ 35.0       $ 34.5        $129.6       $ 57.3
                                                                  ======       ======        ======       ======

AVERAGE SHARES OF COMMON STOCK
    Basic                                                           70.0         68.6          69.6         68.2
    Diluted                                                         70.4         68.9          69.8         68.4

EARNINGS PER SHARE OF COMMON STOCK
    Basic                                                          $0.50        $0.50         $1.85        $0.82
    Diluted                                                        $0.50        $0.50         $1.84        $0.82



                             ALLETE
                   CONSOLIDATED BALANCE SHEET
                            Millions

                                               Sept. 30,     Dec. 31,
                                                 2000         1999
---------------------------------------------------------------------
ASSETS

   Current Assets                             $   716.7     $   564.5

   Property, Plant and Equipment                1,327.3       1,258.8

   Investments                                    115.3         197.2

   Goodwill                                       326.4         181.0

   Other                                          110.7         111.1


                                              ---------     ---------
TOTAL ASSETS                                  $ 2,596.4     $ 2,312.6
                                              =========     =========


                                               Sept. 30,     Dec. 31,
                                                 2000         1999
---------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

   Current Liabilities                        $   643.9     $   398.3


   Long-Term Debt                                 709.2         712.8

   Other Liabilities                              272.9         289.2

   Mandatorily Redeemable Preferred
   Securities of ALLETE Capital I                  75.0          75.0

   Redeemable Serial Preferred Stock                  -          20.0

   Stockholders' Equity                           895.4         817.3
                                              ---------     ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $ 2,596.4     $ 2,312.6
                                              =========     =========

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
ALLETE News Release                                                       Page 4
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

                                                                      QUARTER ENDED             YEAR TO DATE
                                                                      SEPTEMBER 30,             SEPTEMBER 30,
ALLETE                                                              2000        1999         2000         1999
-----------------------------------------------------------------------------------------------------------------
   NET INCOME
   Millions

      Energy Services                                             $ 11.4       $ 18.6        $ 31.4       $ 38.2
      Automotive Services                                           15.4          9.7          42.0         31.3
      Water Services                                                 3.8          3.9          10.3          9.6
      Investments                                                    5.0          6.2          26.7         15.5
      Corporate Charges                                             (0.6)        (3.9)        (11.2)       (13.2)
                                                                  ------       ------        ------       ------
        Net Income Before Capital Re and ACE                        35.0         34.5          99.2         81.4
      Capital Re and ACE Transactions *                                -            -          30.4        (24.1)
                                                                  ------       ------        ------       ------
        Net Income                                                $ 35.0       $ 34.5        $129.6       $ 57.3

   DILUTED EARNINGS PER SHARE
      Before Capital Re and ACE Transactions                      $ 0.50       $ 0.50        $ 1.40       $ 1.17
      Capital Re and ACE Transactions *                                -            -          0.44        (0.35)
                                                                  ------       ------        ------       ------
                                                                  $ 0.50       $ 0.50        $ 1.84       $ 0.82

  ---------------
   * In May 2000 ALLETE sold its  investment  in ACE Limited (ACE) common stock, which resulted in an after-tax gain of $30.4 million,  or $.44 per share. The ACE shares  were  received in December  1999 upon  completion of ACE's merger  with  Capital Re  Corporation  (Capital  Re).  During  1999  ALLETE recorded an aggregate
     $36.2 million,  or $0.52 per share after-tax non-cash charge in connection  with the valuation and exchange of its investment in Capital Re stock for the ACE shares,  including a $24.1  million,  or $0.35 per share charge in the second quarter.

                                                                     QUARTER ENDED               YEAR TO DATE
                                                                     SEPTEMBER 30,               SEPTEMBER 30,
ALLETE                                                             2000         1999          2000         1999
-----------------------------------------------------------------------------------------------------------------
STATISTICAL DATA

     CORPORATE
              Common Stock
                  High                                            $24.25       $19.88        $24.25       $22.09
                  Low                                             $17.31       $16.56        $14.75       $16.56
                  Close                                           $22.13       $17.56        $22.13       $17.56

              Book Value                                          $12.02       $10.61        $12.02       $10.61

     ENERGY SERVICES
         Millions of Kilowatthours Sold

              Retail
                  Residential                                      202.2        202.4         652.0        648.2
                  Commercial                                       286.3        273.2         808.1        777.5
                  Industrial                                     1,714.0      1,465.7       5,152.3      4,726.8
                  Other                                             19.2         20.0          54.8         54.9
              Resale                                               644.6        834.9       2,178.6      2,294.6
                                                                 -------      -------       -------      -------
                                                                 2,866.3      2,796.2       8,845.8      8,502.0
     AUTOMOTIVE SERVICES
         Vehicles Sold                                           337,000      274,000       940,000      804,000
         Vehicles Financed                                       198,000      186,000       595,000      509,000
         EBITDAL (Millions) **                                     $43.1        $29.2        $117.1        $89.1

     WATER SERVICES
         Millions of Gallons Billed

              Florida Water Services
                  Water                                          4,704.3      4,309.0      14,656.2     13,328.9
                  Wastewater                                     1,246.7      1,179.8       4,007.3      3,688.9
              Heater Utilities
                  Water                                            950.0      1,064.8       2,606.8      2,327.8


---------------
** Earnings Before Interest, Taxes, Depreciation, Amortization and Lease Expense


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